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                                                                   EXHIBIT 23(a)

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Parkway Properties, Inc. for the registration of 2,217,857 shares of its common stock and to the incorporation by reference therein of our report dated February 6, 2001, with respect to the consolidated financial statements and schedule of Parkway Properties, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                ERNST & YOUNG LLP


Jackson, Mississippi
May 8, 2001